                              LETTER OF TRANSMITTAL
                          TO ACCOMPANY CERTIFICATES OF
          10% SUBORDINATED CONVERTIBLE DEBENTURES DUE NOVEMBER 30, 2002
                                       OF
                           CONSOLIDATED PRODUCTS, INC.

     Please read carefully the Notice of Redemption accompanying, and the Instructions to, this Letter of Transmittal. If you wish to convert your Debentures into Common Stock of the Company, your Debenture Certificate(s) and this Letter of Transmittal or other evidence of election must be received by Bank One, Indianapolis, N.A. (the "Agent") at the address set forth below, prior to 5:00 p.m., Eastern Standard Time, on April 3, 1995. If you wish to redeem your Debentures for cash in the principal face amount plus accrued interest, your Debenture Certificate(s) and this Letter of Transmittal or other evidence of election must also be presented and surrendered to the address set forth below. A postage pre-paid return envelope has been provided for your convenience.

                  AGENT                            TELEPHONE INQUIRIES
                  -----                            -------------------
      Bank One, Indianapolis, N.A.           Bank One, Indianapolis, N.A.
     Attn: Stock Transfer Department         Attn: Stock Transfer Department
   Bank One Center/Tower - Suite 1611                (317) 321-8110
           111 Monument Circle                  Toll Free: 1-800-753-7107
    Indianapolis, Indiana 46209-0497

Ladies and Gentlemen:

     Reference is made to the Notice of Redemption, dated February 15, 1995, receipt of which is hereby acknowledged, whereby Consolidated Products, Inc. (the "Company") has called for redemption and will redeem on April 4, 1995 (the "Redemption Date"), all of its 10% Subordinated Convertible Debentures due November 30, 2002 (the "Debentures") not heretofore converted into Common Stock of the Company on or before 5:00 p.m., Eastern Standard time, on April 3, 1995, for cash in the principal face amount of the Debentures (the "Redemption Price") plus interest from January 1, 1995 to the Redemption Date in the amount of $2.583 per $100 principal amount of Debentures, in accordance with the Indenture, dated November 30, 1990, between Company and Ameritrust Texas National Association (now known as Texas Commerce Bank), as Trustee.


- ----------------------------------------------------------------------------------------------------------------------------------
BOX A                                                                Please identify below the Debenture Certificate(s) enclosed
                                                                         (Attach separate list if space below is inadequate)
- ----------------------------------------------------------------------------------------------------------------------------------
     Please fill in your name(s) as shown on your
     Debenture(s) and your present address below.
                                                                           Certificate                    Principal Amount
                                                                             Number                        Represented By
                                                                                                            Certificate
                                                                  ----------------------------------------------------------------

                                                                  ----------------------------------------------------------------

                                                                  ----------------------------------------------------------------

                                                                  ----------------------------------------------------------------

                                                                  ----------------------------------------------------------------

                                                                  ----------------------------------------------------------------


                                                                                                    Total
                                                                                                   -------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
Note: If the Debentures enclosed herewith are registered in different names, it will be necessary to complete, sign, and deliver a properly completed and duly executed Letter of Transmittal for each Debenture.
- ----------------------------------------------------------------------------------------------------------------------------------

THE ABOVE DEBENTURES ARE SURRENDERED TO YOU FOR THE ACTION INDICATED BELOW:

Indicate choice by checking only one:

     [ ] CONVERSION. Convert the Debenture Certificate(s) enclosed herewith on the Conversion Date into shares of common stock of the Company (the "Common Stock"), at a conversion price of $2.82 per share (35.46 shares per $100 principal amount of Debentures), and issue a certificate representing the total number of whole shares of such Common Stock resulting from such conversion (the "Common Certificate"), plus a check for the value of any fractional share and interest on the Debenture payable April 1, 1995, all as set forth in the Notice of Redemption dated February 15, 1995.

               OR

     [ ] IMMEDIATE CONVERSION. Convert the Debenture Certificate(s) enclosed herewith immediately upon receipt, into shares of Common Stock of the Company, at a conversion price of $2.82 per share (35.46 shares per $100 principal amount of Debentures), and issue a Common Certificate, plus a check for the value of any fractional share, but without interest payable April 1, 1995, all as set forth in the Notice of Redemption dated February 15, 1995.

               OR

     [ ] REDEMPTION. Redeem the Debenture Certificate(s) enclosed herewith for cash (the principal face amount, plus accrued interest from January 1, 1995 to the Redemption Date in the amount of $2.583 per $100 principal amount) as set forth in the Notice of Redemption.

               OR

     [ ] PARTIAL CONVERSION/PARTIAL REDEMPTION. If this box is checked, you must indicate in the following space the principal amount of Debentures (which must be a multiple of $100) you wish to convert into
          shares of Common Stock:     $_________________.  If this box is
          checked and no principal amount is indicated in the previous space, and the delivery of the Debentures enclosed herewith to the Agent is made prior to 5:00 p.m., Eastern Standard Time, on April 3, 1995, it will be treated by the Agent as an instruction to convert all such Debentures into shares of Common Stock. If you are electing Partial Conversion and wish such Partial Conversion to be an Immediate Conversion, place your initials here. ___________

     IF YOU WISH TO CONVERT YOUR DEBENTURES TO COMMON STOCK, your Debenture Certificate(s) and this Letter of Transmittal or other written notice of election must be received by the Company's Agent at the address shown above no later than 5:00 p.m., Eastern Standard Time, on April 3, 1995.

     IF THE DEBENTURE HOLDER DOES NOT INDICATE THE ELECTION TO CONVERT DEBENTURES INTO COMMON STOCK IN EITHER THE SPACE PROVIDED ABOVE OR ON THE REVERSE SIDE OF THE DEBENTURE CERTIFICATE, THE DEBENTURE WILL BE REDEEMED FOR CASH.

     Debentures received after 5:00 p.m., Eastern Standard Time, on April 3, 1995, will be redeemed at the Redemption Price plus interest to the Redemption Date, regardless of the choice indicated. Debentures surrendered for redemption on or before the Redemption Date will be paid by check as soon as practicable following the Redemption Date.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to deliver, sign and transfer the Debentures delivered hereby, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claim when the same are redeemed or converted by the Agent or the Company. The undersigned will, upon request, execute any additional documents deemed by the Agent or the Company to be necessary or desirable to complete the conversion or redemption of the Debentures delivered hereby.

     All authority herein conferred, or agreed to be conferred, shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.


- -------------------------------------------------------------------------------
  BOX B

                             SPECIAL ISSUANCE AND/OR
                              PAYMENT INSTRUCTIONS
                               (See Instruction 5)

     FILL IN ONLY IF THE COMMON STOCK CERTIFICATE AND/OR CHECK IS TO BE ISSUED IN A NAME OTHER THAN THE NAME APPEARING IN BOX A ABOVE. (If you complete this Box B, the Common Stock Certificate and/or check will be mailed to the address indicated below, unless you complete Box C.)



     Name___________________________________________________________________
                                 (please print)

     Address________________________________________________________________

     _______________________________________________________________________
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
  BOX C

                                SPECIAL DELIVERY
                                  INSTRUCTIONS

     FILL IN ONLY IF THE COMMON STOCK CERTIFICATE AND/OR CHECK IS TO BE ISSUED IN A NAME OTHER THAN THE NAME APPEARING IN BOX A OR BOX B.





     Name___________________________________________________________________
                                 (please print)

     Address________________________________________________________________

     _______________________________________________________________________
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
                            SIGNATURES GUARANTEED BY:

     (A Medallion guarantee by a U.S. commercial bank or trust company is required as provided in Instructions 3 and 5.)












- -------------------------------------------------------------------------------


     Phone No. (   )________________________________________________________

     Sign Here _____________________________________________________________

     _______________________________________________________________________
                             (Signatures of Owner(s))


     MUST BE SIGNED BY REGISTERED HOLDER(S), EXACTLY AS NAME(S) APPEAR ON CERTIFICATE(S), OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) BY CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. If signature is by an agent, attorney, administrator, executor, guardian, trustee or others acting in a fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, please set forth full title and furnish appropriate supporting evidences. (See Instructions 2, 5 and 6.)

    PLEASE READ THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL CAREFULLY.

                            IMPORTANT TAX INFORMATION
                      INSTRUCTIONS FOR SUBSTITUTE FORM W-9
               Payer's Request for Taxpayer Identification Number

     Under the federal income tax law, a security holder who redeems or otherwise disposes of securities, in whole or in part for cash, is required to furnish the payer with the holder's Social Security Number or other Taxpayer Identification Number ("TIN"), certified under penalties of perjury. If the security holder does not furnish the correct TIN in this manner, the holder may be subject to a penalty imposed by the Internal Revenue Service ("IRS"). In addition, payments to such security holder may be subject to backup withholding.

     If backup withholding applies, the payer is required to withhold 31% from payments to such security holder. This is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained when filing an income tax return.

     To prevent backup withholding on the payment of securities you are forwarding, you must provide or have previously provided the Company or its agents with your Social Security Number or other TIN on Form W-9 and have certified therein that you are not subject to backup withholding. To insure your compliance, you should complete the Substitute W-9 below. Failure to do so may subject you to the penalties and backup withholding described above.

     Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a holder who is a foreign individual to qualify as an exempt recipient, such holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Company's Agent.


- ------------------------------------------------------------------------------------------------------------------------------------
                                             PAYER'S NAME:  CONSOLIDATED PRODUCTS, INC.
- ------------------------------------------------------------------------------------------------------------------------------------
                                        Part 1 - PLEASE PROVIDE YOUR                 (Social Security Number or
                                        TAXPAYER IDENTIFICATION                    Employer Identification Number)
                                        NUMBER IN THE BOX AT THE
SUBSTITUTE                              RIGHT AND CERTIFY BY SIGNING
                                        AND DATING BELOW.                          No.____________________________________
                                   -------------------------------------------------------------------------------------------------
FORM W-9                                CERTIFICATION - Under penalties of perjury, I certify that:

                                        (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

Department of Treasury                  (2) I am not subject to backup withholding either because I have not been notified by the
Internal Revenue Service                    Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.  [ ]
Payer's Request for Taxpayer       -------------------------------------------------------------------------------------------------
Identification Number (TIN)             Certification Instructions - You must cross item (2) above if you have been notified by the
                                        IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from IRS that you are no longer subject to backup withholding, do not cross out item (2).

                                        ___________________________________________________        ______________________________
                                                            (Signature)                                       (Date)
- ------------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU.

                      INSTRUCTIONS TO LETTER OF TRANSMITTAL

     1. COMPLETION AND DELIVERY OF LETTER OF TRANSMITTAL. If you elect to convert Debentures into Common Stock, please deliver both the Debenture Certificate(s) and this completed Letter of Transmittal directly to Bank One, Indianapolis, N.A., on or before 5:00 p.m., Eastern Standard Time, April 3, 1995. If you elect to redeem Debentures for cash only, you may send Debenture Certificates and this completed Letter of Transmittal to Bank One, Indianapolis, N.A., at any time, but no payment will be made prior to April 4, 1995. This Letter of Transmittal, or a photocopy or facsimile hereof, should be properly filled in, dated and signed, and delivered or sent with your Debenture Certificate(s) and any required supporting documents to the Agent at its address shown on the front. The method of delivery is at your option and risk, but if sent by mail, delivery by registered mail with return receipt requested, properly insured, is recommended. PLEASE NOTE: CERTIFIED MAIL MAY TAKE UP TO FIVE DAYS ADDITIONAL TIME TO REACH ITS DESTINATION. YOU MAY WISH TO CONSIDER AN EXPEDITED MAIL SERVICE IF YOU ARE TRYING TO MEET THE CONVERSION DEADLINE. Additional copies of this Letter of Transmittal may be obtained from the Agent at the addresses referred to above. [NOTE: Debentures must be received by the Agent by 5:00 p.m., Eastern Standard Time, on April 3, 1995, notwithstanding the date of postmark, in order to convert your Debenture(s)].

     2. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the Letter of Transmittal must correspond exactly with the name that appears on the face of the Debenture Certificate(s) surrendered, unless the Debentures represented thereby have been transferred by the registered holder, in which event the Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s). (See Instruction 5.)

     3. TRANSFER OF DEBENTURES. If a Common Stock Certificate issuable upon conversion or a check issuable upon redemption or for fractional shares is to be issued in a name different from the name of the record holder as inscribed on the surrendered Debenture Certificate(s), the Debenture(s) must be properly endorsed or accompanied by an instrument of transfer executed by the registered holder(s), WITH SIGNATURE(S) MEDALLION GUARANTEED BY A U.S. COMMERCIAL BANK OR TRUST COMPANY (but not a savings and loan association), or a non-U.S. commercial bank or trust company (but not a savings and loan association) having an office or correspondent in New York, New York, or by a firm having membership in any national securities exchange or the National Association of Securities Dealers, Inc. (each a "QUALIFIED GUARANTOR"). Notaries Public cannot execute acceptable guarantees of signatures.

     4. ISSUANCE OF COMMON STOCK CERTIFICATE AND/OR CHECK IN THE SAME NAME. If the Common Stock Certificate and/or check is to be issued in a name of the record holder as inscribed on the surrendered Debenture Certificate(s), the surrendered certificate(s) need not be endorsed and do not require a Medallion guarantee. For corrections in name or changes in name not involving changes in ownership, see Instruction 5(d).

     5. ISSUANCE OF COMMON STOCK CERTIFICATE AND/OR CHECK IN A DIFFERENT NAME. If the Common Stock Certificate and/or check is to be issued in a name different from the name of the record holder as inscribed on the surrendered Debenture Certificate(s), please be guided by the following:

          (a) ENDORSEMENT AND GUARANTEE. The Debenture Certificate(s) surrendered must be properly endorsed or accompanied by appropriate instruments of transfer properly executed by the record holder of such certificate(s) to the person who is to receive the Common Stock Certificate and/or check. The signature of the record holder on the endorsement or other instrument of transfer must correspond with the name which appears on the face of the certificate(s) in every particular, and must be guaranteed by a Qualified Guarantor as defined in Instruction 3.

          (b) TRANSFEREE'S SIGNATURE. If a certificate has been properly transferred and the transfer has not yet been recorded on the books of the Company, this Letter of Transmittal must be signed by the transferee (the new holder) or by his agent, and should not be signed by the transferor (the old holder). The signature of such transferee or agent on this Letter of

               Transmittal must be guaranteed by a Qualified Guarantor as defined in Instruction 3.

          (c) TRANSFER TAXES. In the event that any transfer or other taxes become payable by reason of the issuance of the Common Stock Certificate and/or check in any name other than that of the record holder, the transferee or assignee must pay such tax to the Company or must establish to the satisfaction of the Company that such tax has been paid. (Please consult with your financial advisor with respect to any transfer taxes due.)

          (d) CORRECTION OF OR CHANGE IN NAME. For a correction of name or for a change in name which does not involve a change of ownership, proceed as follows: For a change in name by marriage, etc., the surrendered certificate(s) should be endorsed; e.g., "Mary Doe, now by marriage Mrs. Mary Jones" with the signature Medallion guaranteed by a Qualified Guarantor as defined in Instruction 3. For a correction in name, the surrendered Debentures should be endorsed; e.g., "James E. Brown, incorrectly inscribed as James S. Brown" with the signature Medallion guaranteed by a Qualified Guarantor as defined in Instruction 3.

     6. SUPPORTING EVIDENCE. In any case where a Letter of Transmittal or certificate endorsement is executed by an agent, attorney, administrator, executor, guardian, trustee, or by any other person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there should be submitted documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary) as well as evidence of the authority of the person making such execution to assign, sell, or transfer the shares. Such documentary evidence of authority must be in form satisfactory to the Agent and the Company.

     7. LOST OR DESTROYED CERTIFICATE(S). If your Debenture certificate(s) has been either lost or destroyed, notify the Agent of this fact promptly at its address set forth in Instruction 8.

     8. INQUIRIES. All inquiries with respect to the conversion or redemption of Debenture Certificate(s) should be made directly to Bank One, Indianapolis, N.A., Attention: Stock Transfer Department, Bank One Center/Tower - Suite 1611, 111 Monument Circle, Indianapolis, Indiana 46209-0497; Telephone:(317) 321-8110 or Toll Free: 1-800-753-7107.